PIONEER WORLD EQUITY FUND



                          Establishment and Designation

                                       of

        Class A Shares, Class B Shares, Class C Shares and Class Y Shares
               Of Beneficial Interest of Pioneer World Equity Fund

         The undersigned, being a majority of the Trustees of Pioneer World Equity Fund, a Delaware business trust (the "Fund"), acting pursuant to Article V, Section 1 of the Agreement and Declaration of Trust dated July 26, 1996 of the Fund (the "Declaration"), do hereby divide the shares of beneficial interest of the Fund (the "Shares") to create four classes of Shares of the Fund as follows:

1. The four classes of Shares established and designated hereby are "Class A Shares," "Class B Shares," "Class C Shares" and "Class Y Shares," respectively.

2. Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall each be entitled to all of the rights and preferences accorded to Shares under the Declaration.

3. The purchase price of Class A Shares, Class B Shares, Class C Shares and Class Y Shares, the method of determining the net asset value of Class A Shares, Class B Shares, Class C Shares and Class Y Shares and the relative dividend rights of holders of Class A Shares, Class B Shares, Class C Shares and Class Y Shares shall be established by the Trustees of the Trust in accordance with the provisions of the Declaration and shall be set forth in the Trust's Registration Statement on Form N-1A under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended and as in effect at the time of issuing such Shares.

4. The Trustees, acting in their sole discretion, may determine that any Shares of the Fund issued are Class A Shares, Class B Shares, Class C Shares, Class Y Shares, or Shares of any other class of the Fund hereinafter established and designed by the Trustees.


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IN WITNESS WHEREOF, the undersigned have executed this instrument this 1st day of July, 1997.

/s/ John F. Cogan, Jr.               /s/ Marguerite A. Piret
------------------------------------ -------------------------------------
John F. Cogan, Jr.                   Marguerite A. Piret
as Trustee and not individually      as Trustee and not individually
975 Memorial Drive, #802             162 Washington Street
Cambridge, MA  02138                 Belmont, MA  02178

/s/ Mary K. Bush                     /s/ David D. Tripple
------------------------------------ -------------------------------------
Mary K. Bush                         David D. Tripple
as Trustee and not individually      as Trustee and not individually
Health Policy Institute              6 Woodbine Road
53 Bay Street Road                   Belmont, MA  02178
Boston, MA  02215


/s/ Richard H. Egdahl                /s/ Stephen K. West
------------------------------------ -------------------------------------
Richard H. Egdahl, M.D.              Stephen K. West, Esq.
Health Policy Institute              As Trustee and not individually
53 Bay State Road                    Sullivan & Cromwell
Boston, MA  02215                    125 Broad Street
                                     New York, NY 10004

/s/ Margaret BW Graham               /s/ John Winthrop
------------------------------------ --------------------------------------
Margaret B.W. Graham                John Winthrop
as Trustee and no individually      as Trustee and not individually
The Keep                            One Adgers Wharf
P.O. Box 110                        Charlestown, SC  29401
Little Deer Isle, ME  04650


/s/ John W. Kendrick
------------------------------------
as Trustee and not individually
6363 Waterway Drive
Falls Church, VA  22044